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                                                                   EXHIBIT 99.18


                      FORM OF ACKNOWLEDGEMENT BY OPTIONEE
                             AND STOCK OPTION TERMS
                      (PYRAMID HEALTH SOLUTIONS 1996 PLAN)


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                           ACKNOWLEDGEMENT BY OPTIONEE

Optionee acknowledges and agrees that the vesting of shares pursuant to the Notice of Stock Option Grant is earned only by continuing service as an Employee or Consultant at the will of the Company (not through the act of being hired or being granted this Option). Optionee further acknowledges and agrees that this Option, the Plan which is incorporated herein by reference, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Employee or Consultant for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's employment or consulting relationship at any time, with or without Cause.

Optionee acknowledges receipt of a copy of the applicable Plan (a copy of which is attached hereto as Exhibit 1) and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below, or any premature disposition of Incentive Stock Option shares.

This Acknowledgement is executed by Optionee this _______ day of _________, 19__, to be considered effective as of the Grant Date of the Option.

OPTIONEE                                Residence:

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(Signature)                             (Street)

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(Print Name)                                       (City, State, Zip)

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1.   Principal Terms. On the terms and conditions set forth above under the heading "Notice of Stock Option Grant" and the terms set forth below in this Agreement, the Company grants to the Optionee on the Date of Grant the Option to purchase at the Exercise Price the total number of Shares set forth above. This Option is granted pursuant to the Pyramid Health Solutions, Inc. 1996 Employee and Consultant Stock Option Plan, as designated above, and the Optionee acknowledges having received a copy of the applicable plan. The provisions, including the definitions, of the applicable plan are incorporated into this Agreement by this reference.

     A. Exercise Price. The Exercise Price set forth above is not less than the fair market value per share of Common Stock on the Date of Grant, as determined by the Administrator; provided, however, in the event Optionee is a Ten Percent Shareholder immediately before the Date of Grant, said exercise price is not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the Date of Grant as determined by the Board.

     B. Term. The term of this Option commences on the Date of Grant and shall terminate as set forth above. Notwithstanding the foregoing, in no event may this Option be exercised more than ten (10) years from the Date of Grant, and this Option may be exercised during such term only in accordance with the Plan and the terms of this Option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, is an employee and is a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the Date of Grant.

     C.   Vesting/Exercise.

          i. The Option shall vest as set forth above. The Option may only be exercised for Vested Shares. The Option may be exercised pursuant to the terms of Section 3 below only as to whole shares; no fractional shares may be purchased.

          ii. In the event of Optionee's termination, disability or death, the exercise rights of Optionee are also subject to Section 9 (termination), Section 10 (disability), and Section 11 (death).

          iii. In no event may this Option become exercisable as an Incentive Stock Option at a time or times which, when this Option is aggregated with all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year. All such shares in excess of the $100,000 limit shall automatically be treated as Nonstatutory Stock Options.

     2. Nature of the Option. If Optionee is an Employee of the Company, and this Option was granted under the Pyramid Health Solutions, Inc. 1996 Employee and Consultant Stock Option Plan, this Option may be either a Nonstatutory Stock Option, or an Incentive Stock


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Option as designated on page 1 of this Stock Option Agreement. If Optionee is a
Consultant to the Company, this Option shall be a Nonstatutory Stock Option.

     3. Method of Exercise. This Option shall be exercisable by written notice using a copy of the form attached as Exhibit 2, "Form of Notice of Exercise of Stock Option." The Notice of Exercise shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

     4. Investment Representations; Restrictions on Transfer. By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company the following:

          A. Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with Federal and state securities laws.

          B. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          C. Optionee acknowledges and understands that the securities that may be acquired upon the exercise of the Option constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration requirements is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable federal or state securities laws.


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          D.   In connection with any possible subsequent underwritten public offering by the Company of the Company's securities, Optionee agrees:

               i. not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (except traded shares Optionee purchased in the open market and those shares included in the registration) without the prior written consent of the Company and the underwriters managing such underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and

               ii. to execute any agreement reflecting Section 4.E.i above as may be requested by the underwriters at the time of the public offering.

     5. Method of Payment. Payment of the purchase price shall be made by personal check or cashier's check. If the Company's stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell or margin Shares and to deliver all or part of the sales or margin proceeds to the Company.

     6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board

     7. Share Repurchase Option. In the event the Optionee acquires Shares upon exercise of the Option, the Company shall have the right to reacquire the Shares under the terms and subject to the conditions set forth in this Section 7, subject to applicable restrictions under state or federal law ("Share Repurchase Option").

          A.   Exercise of Share Repurchase Option. Except as provided in
Section 8 below, the Company may exercise the Share Repurchase Option by written notice to the Optionee or the Optionee's legal representative no later than ninety (90) days after either the termination of the Optionee's employment or rendering of other services to the Company, or after the Company has received actual notice of exercise of Option by the Optionee.

          B. Payment for Shares and Return of Shares. Payment by the Company to the Optionee or the Optionee's legal representative shall be made in cash or check within ninety (90) days after the date of the mailing of the written notice of exercise of the Share Repurchase Option and receipt of the Optionee's Option Share certificate(s); For purposes of the foregoing, cancellation of any promissory note of the Optionee of the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled. The repurchase price per Option Share being purchased by the Company shall be the higher of the original purchase price or Fair Market Value on the date of the exercise of the Option, or the date of termination of employment if the Option is exercised after termination of Optionee's employment with the Company .


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          C.   Early Termination of Share Repurchase Option. The other
provisions of Section 8 notwithstanding, the Share Repurchase Option shall terminate and be of no further force and effect upon the existence of a firm underwritten public offering of the Company's Common Stock.

          D. Legends. The Company may place a legend or legends referencing the Share Repurchase Option on any shares subject to the Share Repurchase Option.

     8. Termination of Status as an Employee. In the event of termination of Optionee's Continuous Status as an Employee or agreement to provide services as a consultant to the Company:

          A.   If that the Optionee's termination was not for Cause:

               i. Optionee shall have thirty (30) days after such termination date (but not later than expiration of the Option term) to exercise this Option, and then the exercise can be only to the extent that Optionee was entitled to exercise it at the date of such termination (i.e., vested Options).

               ii. To the extent that Optionee was not entitled to exercise this Option on the date of such termination, this Option shall terminate as to those non-vested Options, and the non-vested Options, if any, shall be forfeited to the Plan.

               iii. To the extent Optionee does not exercise this Option within the time period specified above, then any unexercised Option shares, if any, shall be forfeited to the Plan.

               iv. Solely for purposes of Sections 8, 9, 10, and 11, Optionee's Continuous Status as an Employee shall not be deemed interrupted to the extent that Optionee serves as a Consultant (except for the purposes of exercising an Incentive Stock Option) nor to be deemed interrupted while Optionee is on a bona fide leave of absence, provided that the leave of absence was approved by the Company in writing and is not greater than ninety (90) days, unless reinstatement was guaranteed by law or contract. The foregoing shall not be deemed to require continued crediting of service for vesting purposes during a leave of absence. Instead, Optionee shall continue to vest during a leave of absence only to the extent expressly required by the terms of such leave or by applicable law (as determined by the Company).

          B. Should the Optionee's termination be for Cause, then this Option shall terminate upon the date of the termination of Optionee's Continuous Status as an Employee or agreement to provide services as a consultant, and all Option shares, vested or unvested, shall be forfeited to the Plan.

     9. Disability of Optionee. Notwithstanding the provisions of Section 8 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six
(6) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the Term of this Option as set forth on the first page of this Stock Option Agreement), exercise this


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Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     10. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within up to six (6) months following the date of death (but in no event later than the expiration date of the term of Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     11. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     12. Early Disposition of Stock. In the event that this Option is an Incentive Stock Option, Optionee understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to Optionee, whichever is later, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the excess of (i) the lower of the fair market value of the Shares at the date of disposition or the fair market value of the Shares at the exercise date over (ii) the price paid for the Shares. Any gain recognized on such a premature sale of the Shares in excess of the amount treated as ordinary income will be capital gain. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition.

     13. Taxation Upon Exercise of Option. If the Option is a Nonstatutory Option, Optionee understands that, upon exercise of this Option, Optionee will generally recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the Exercise Price. If Optionee is an Employee and this Option is an Incentive Stock Option, Optionee understands that, upon exercise of this Option, Optionee will generally recognize income for purposes of the alternative minimum tax in amount equal to the excess of the then fair market value of the Shares over the exercise price.

     14. Tax Consequences. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Optionee hereby authorizes the Company to make


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appropriate arrangements for any withholding of tax liability which may be required under applicable law in connection with the exercise of this Option.

        A.


LIST OF EXHIBITS:

1.   Copy of applicable plan
2.   Form of Notice of Exercise of Stock Option


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                          FORM OF NOTICE OF EXERCISE OF
                                  STOCK OPTION



DATE:   ________________________________

TO:     PYRAMID HEALTH SOLUTIONS, INC.
        C/O CHIEF FINANCIAL OFFICER
        101 Main Street, Suite 200
        Seal Beach, CA 90740

FROM:   __________________________________ ("Optionee")

RE:     Exercise of Stock Option By Optionee Named Above

In accordance with the terms of my Stock Option Agreement numbered__________, and dated ______, ______, I hereby exercise my option to purchase ________ Shares at $_____ per share (total exercise price of $______), effective today. The option price and number of shares to be purchased was determined in accordance with the provisions of my aforementioned Stock Option Agreement.

Unless a different form of payment is agreed to by the parties, attached is a check payable to Pyramid Health Solutions, Inc. for the total exercise price of the Shares being purchased. The undersigned confirms the representations made in
Section 4 of the Stock Option Agreement.

If the Option is a Nonstatutory Option, Optionee understands that, upon exercise of this Option, Optionee will generally recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. If Optionee is an Employee and this Option is an Incentive Stock Option, Optionee understands that, upon exercise of this Option, Optionee will generally recognize income for purposes of the alternative minimum tax in amount equal to the excess of the then fair market value of the Shares over the exercise price at the time of exercise.

The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Stock Option Agreement. The Optionee hereby authorizes the Company to make appropriate arrangements for any withholding of tax liability which may be required under applicable law in connection with the grant or exercise of this Option.


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Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act of 1933, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from Pyramid Health Solutions, Inc. thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act of 1933. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain conditions specified by Rule 144, including among other things: (i) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and additionally, in the case of an affiliate, (ii) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

In the event that the Option granted does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances, subject to the provisions of Rule 144, which requires among other things: (i) the availability of certain public information about the Company;
(ii) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iii) additionally, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated in Rule 144, if applicable.

Please prepare the stock certificate in the following name(s). (Note, if the stock is to be registered in a name other than Optionee's name, the Company's approval for said other person's ownership is required.


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Sincerely,


---------------------------------
(Signature)

---------------------------------
(Print or Type Name)


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